UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2022

Franklin Street Properties Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32470	04-3578653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, and Zip Code)

(781) 557-1300

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value per share	FSP	NYSE American

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2022, the Board of Directors (the “Board”) of Franklin Street Properties Corp. (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, elected Milton P. Wilkins, Jr. as a director of the Company, effective as of February 16, 2022, to fill a vacancy on the Board resulting from the Board increasing its size to eight members, effective as of February 16, 2022. Mr. Wilkins will serve for a term continuing to the Company’s 2022 annual meeting of stockholders and until his successor is duly elected and qualified. The Board has determined that Mr. Wilkins does not have any relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that he is an “independent director” as defined under the rules of the NYSE American. In addition, the Board appointed Mr. Wilkins to serve as a member of the Audit Committee, effective as of February 16, 2022.

Mr. Wilkins has served as an investment advisor with RBF Wealth Advisors in St. Louis, Missouri, since 1997.  Mr. Wilkins also served concurrently from 2003 to 2015 with Hammond Associates/Mercer Investment Consulting as an institutional investment consultant.  Prior to joining RBF Wealth Advisors, Mr. Wilkins served in various positions at Monsanto Corporation from 1976 to 1986 and from 1989 to 1997, including as Vice President of Corporate Development in the corporate mergers and acquisition group. Mr. Wilkins currently serves as Chairman of the St. Louis County Employees Retirement Board (pension plan), a member of the Investment Committee of the Archdiocese of St. Louis, and a member of the Board of Directors of the Nine PBS public television station in St. Louis.  Mr. Wilkins holds a M.B.A. degree from the Harvard Graduate School of Business Administration and a Bachelor of Arts degree from Morehouse College.

There are no arrangements or understandings between Mr. Wilkins and any other person pursuant to which he was elected to the Board. There are no transactions involving the Company and Mr. Wilkins that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his service on the Board, Mr. Wilkins will receive the same compensation for his service as received by all non-management directors of the Company, which consists of an annual cash retainer of $56,250 and an annual grant of the Company’s common stock (the “Common Stock”) with a value of $56,250 based on the closing price of the Common Stock on the NYSE American on the date of grant. Mr. Wilkins will be entitled to reimbursement for expenses incurred by him in connection with attendance at Board meetings.

The Company issued a press release announcing the election of Mr. Wilkins on February 8, 2022, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

99.1	Press Release dated February 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

By:	/s/ Scott H. Carter
Scott H. Carter
Executive Vice President, General Counsel and Secretary

Date: February 8, 2022